ALLSTATE LIFE INSURANCE COMPANY LAW AND REGULATION DEPARTMENT 3100 Sanders Road, Suite J5B Northbrook, Illinois 60062 Direct Dial Number 847-402-2400 Facsimile 847-326-6742


Michael J. Velotta
Vice President, Secretary
and General Counsel

                                December 28, 2004



TO:                    ALLSTATE LIFE INSURANCE COMPANY
                       NORTHBROOK, ILLINOIS 60062

FROM:                  MICHAEL J. VELOTTA
                       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940
                       FILE NO. 333-______, 811-09327

     With reference to the Registration Statement on Form N-4 filed by ("Registration Statement") filed by Allstate Life Insurance Company (the "Company"), as depositor, and Allstate Financial Advisors Separate Account I, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as STI Classic Contracts (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and General Counsel